HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company Accounting Oversight Board
CERTIFIED PUBLIC ACCOUNTANTS
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
ShengdaTech, Inc.

As an independent registered public accounting firm, we hereby consent to the use of our report dated March 14, 2008, except for Note 17 to the consolidated financial statements, discontinued operations for the year ended December 31, 2007, as to which the date is March 13, 2010, with respect to the consolidated financial statements of ShengdaTech, Inc. and subsidiaries for the year ended December 31, 2007, which report appears in the December 31, 2009 amended annual report on Form 10-K/A, incorporated by reference in this registration statement on Form S-3.

We also consent to the reference to our firm under the heading “Experts” in this registration statement.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
July 29, 2010